Exhibit 5.1

Andrew I. Telsey, P.C. Attorney at Law
12835 E. Arapahoe Road, Tower One, Penthouse #803, Centennial, Colorado 80112 Telephone: 303/768-9221 ● Facsimile: 303/768-9224 ● E-Mail: andrew@telseylaw.com

December 7, 2020

Board of Directors

GrowGeneration Corp.

930 W 7th Ave, Suite A

Denver, Colorado 80204

Re:	GrowGeneration Corp.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special legal counsel in the state of Colorado to GrowGeneration Corp. (the “Company”), a Colorado corporation, in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Act”) of a registration statement on Form S-3 (the “Registration Statement”) by the Company elating to (i) shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), (ii) warrants to purchase Common Stock (the “Warrants”), (iii) debt securities of the Company (the “Debt Securities”) and (iv) units to purchase Common Stock, Warrants, Debt Securities or any combination thereof (the “Units” and, together with the Common Stock, the Warrants and the Debt Securities, the “Securities” and individually a “Security”) that may be issued and sold from time to time pursuant to Rule 415 under the Act for an aggregate initial offering price to be determined at a later date by the Company Board (as defined below).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

We have examined originals or certified copies of such corporate records, certificates of officers of the Company and/or public officials and such other documents and have made such other factual and legal investigations as we have deemed relevant and necessary as the basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such copies.

Based upon our foregoing examination, subject to the assumptions stated above and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that:

1. With respect to shares of Common Stock, when (i) the Board of Directors of the Company or, to the extent permitted by the general requirements of Colorado corporation law, including the statutory provisions, all applicable provisions of the Colorado Constitution and reported judicial decisions interpreting those laws (collectively. “Colorado Law”), a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Company Board”) has taken all necessary corporate action to approve the issuance thereof and the terms of the offering of shares of Common Stock and related matters, and (ii) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations have been made in the share register of the Company, in each case in accordance with the provisions of the Articles of Incorporation and By-laws of the Company (the “Charter Documents”), either (a) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor (which shall not be less than the par value of the Common Stock) provided for therein, all in accordance with the Registration Statement and any applicable prospectus supplement, or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board, and for the consideration approved by the Company Board (which shall not be less than the par value of the Common Stock), all in accordance with the Registration Statement and any applicable prospectus supplement, the shares of Common Stock will be validly issued, fully paid and non-assessable.

2. With respect to Warrants, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters, (ii) the Warrants and any applicable warrant agreements have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Warrants or certificates representing the Warrants have been duly registered and delivered in accordance with the appropriate warrant agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock underlying such Warrants), all in accordance with the Registration Statement and any prospectus supplement, the Warrants will constitute valid and legally binding obligations of the Company.

3. With respect to Debt Securities, when (i) the applicable indenture has been duly authorized and validly executed and delivered by the Company and the trustee thereunder, (ii) the trustee under the indenture is qualified to act as trustee thereunder, (iii) the indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (iv) the Company Board has taken all necessary corporate action to approve and establish the terms of such Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters and such Debt Securities do not include any provision that is unenforceable, and (v) such Debt Securities have been duly established, executed, authenticated, issued and delivered in accordance with both the provisions of the indenture and either (a) the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein or (b) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Company Board and for the consideration approved by the Company Board, all in accordance with the Registration Statement and any applicable prospectus supplement, such Debt Securities will constitute legal, valid and binding obligations of the Company.

4. With respect to Units, when (i) the Company Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Units, the terms of the offering thereof and related matters, (ii) the Units and any applicable unit agreements have been duly prepared, authorized and validly executed and delivered by the Company and the other parties thereto (if any) in compliance with all applicable laws, and (iii) the Units or certificates representing the Units have been duly registered and delivered in accordance with the appropriate unit agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Company Board and upon payment of the consideration therefor provided for therein (which shall not be less than the par value of any Common Stock underlying such Units), all in accordance with the Registration Statement and any prospectus supplement, the Units will constitute valid and legally binding obligations of the Company.

We are qualified to practice law only in the State of Colorado. We are not qualified and do not express any opinion herein as to the laws of any other jurisdiction, except the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use our name under the heading “Legal Matters” in the Registration Statement, as originally filed or subsequently amended.   In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

Yours truly,

ANDREW I. TELSEY, P.C.

/s/ ANDREW I. TELSEY